                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             Westport Bancorp, Inc.
        _________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

        _________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per  each  party  to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:  N/A
     2) Aggregate number of securities to which transaction applies:  N/A
     3) Per  unit price or  other  underlying    value of  transaction  computed
        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
     4) Proposed maximum aggregate value of transaction: N/A
     5) Total fee paid:  N/A
[x] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount previously paid:  N/A
     2) Form, Schedule or Registration Statement No.:  N/A
     3) Filing Party:  N/A
     4) Date Filed:    N/A

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 1996

To the Stockholders of Westport Bancorp, Inc.:

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Westport Bancorp, Inc. ("Bancorp") will be held at The Fairfield County Hunt Club, 174 Long Lots Road, Westport, Connecticut, on Thursday, May 16, 1996, at 9:30 a.m., for the following purposes:

         (1)      To elect eight  directors,  each for a one-year term (Proposal
                  1);

         (2) To consider and vote upon a proposed amendment to the Restated Certificate of Incorporation of Bancorp, as amended, to provide for elimination of certain liabilities of directors in accordance with Delaware law (Proposal 2);

         (3) To ratify the appointment by the Board of Directors of Arthur Andersen LLP as the independent auditors of Bancorp for the fiscal year ending December 31, 1996 (Proposal 3);

         (4) To consider and vote upon a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that sufficient votes are not present in person or represented by proxy to vote in favor of the matter summarized in paragraph 2 above (Proposal 4); and

         (5) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.


         The Board of Directors has fixed the close of business on April 19, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on April 19, 1996 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                       By Order of the Board of Directors


                                       John J. Henchy
                                       Secretary



Westport, Connecticut
April 24, 1996



           We invite you to enjoy "Coffee Time" from 9:00 to 9:30 a.m.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                87 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-6911
                      ____________________________________


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 1996

                      ____________________________________



         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Westport Bancorp, Inc. ("Bancorp"), 87 Post Road East, Westport, Connecticut 06880. The proxies being solicited are to be used at the 1996 Annual Meeting of Stockholders of Bancorp (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held at 9:30 a.m. on Thursday, May 16, 1996, at The Fairfield County Hunt Club, 174 Long Lots Road, Westport, Connecticut, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Unless the stockholder specifically directs otherwise, any proxy that has been properly executed and that has been received by Bancorp in time for the Annual Meeting will be voted (i) FOR the election of the nominees for director listed in this Proxy Statement, (ii) FOR approval and adoption of the proposed amendment to the Restated Certificate of Incorporation of Bancorp, as amended, to provide for elimination of certain liabilities of directors in accordance with Delaware law, (iii) FOR the ratification of the appointment of Arthur Andersen LLP as the independent auditors of Bancorp for the fiscal year ending December 31, l996, and (iv) FOR the adjournment of the Annual Meeting to permit the solicitation of additional proxies in the event that sufficient votes are not present in person or represented by proxy to vote in favor of the proposed amendment to the Restated Certificate of Incorporation of Bancorp, as amended. If the stockholder directs otherwise, his or her proxy will be voted as he or she directs. A stockholder may revoke any proxy that he or she has given. To do so, the stockholder must file a written notice of revocation with, or deliver a duly executed proxy bearing a later date to, John J. Henchy, Secretary, Westport Bancorp, Inc., 87 Post Road East, Westport, Connecticut 06880, or attend the Annual Meeting and vote in person. The Notice of Annual Meeting of Stockholders, this Proxy Statement, and the form of proxy are first being mailed to stockholders of Bancorp on or about April 24, 1996.


         The Board of Directors has fixed the close of business on April 19, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, Bancorp had outstanding 5,638,531 shares of Common Stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote (a total of 5,638,531 votes). On the record date, Bancorp also had outstanding 40,010 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"). Each share of Convertible Preferred Stock is entitled to 100 votes (a total of 4,001,000 votes). The holders of Common Stock and Convertible Preferred Stock (who are referred to in this Proxy Statement collectively as the "Stockholders") will vote as one class on the matters scheduled to come before the meeting. At the Annual Meeting, the Stockholders will be entitled to cast a total of 9,639,531 votes, which are referred to in this Proxy Statement as "Votes."

         The affirmative vote of a majority of the Votes that are present, in person or represented by proxy, at the Annual Meeting is required to elect each director, to ratify the appointment of Arthur Andersen LLP and to adjourn the Annual Meeting to permit the solicitation of additional proxies. The affirmative vote of at least two-thirds of the Votes is required to approve and adopt the amendment to the Restated Certificate of Incorporation of Bancorp, as amended, to provide for elimination of certain liabilities of directors in accordance with Delaware law. Abstentions will be counted as shares that are present and entitled to vote. An abstention on the approval of the amendment to the Restated Certificate of Incorporation of Bancorp, as amended, will have the same effect as a vote against the adoption. An abstention on the ratification of the appointment of Arthur Andersen LLP or the adjournment of the Annual Meeting will have the same effect as a vote against such ratification or adjournment, as the case may be.


         Bancorp's Annual Report to Stockholders for the fiscal year ended December 31, 1995 accompanies this Proxy Statement. Bancorp is required to file an annual report on Form 10-K for the fiscal year ended December 31, 1995 with the Securities and Exchange Commission. Stockholders as of April 19, 1996 may obtain, free of charge, a copy of the Form 10-K, including the financial statements and financial statement schedules thereto, by writing to John J. Henchy, Secretary, Westport Bancorp, Inc., 87 Post Road East, Westport, Connecticut 06880. Stockholders as of April 19, 1996 may obtain copies of the exhibits to the Form 10-K upon the payment of Bancorp's reasonable expenses in furnishing such exhibits.


         In addition to using the mails, the directors, officers, and employees of Bancorp and The Westport Bank and Trust Company (the "Bank"), a wholly owned subsidiary of Bancorp, may solicit proxies personally, by telephone, or by telegraph. These officers, directors, and employees will not be specifically compensated for these services. The Company has retained Beacon Hill Partners, Inc., a proxy soliciting firm ("Beacon Hill"), to assist in the solicitation of proxies at a fee of $2,750, plus reimbursement of certain out-of-pocket expenses estimated to be approximately $2,000. The cost of soliciting proxies for the Annual Meeting, including the fees and expenses of Beacon Hill, will be borne by Bancorp.


                              ELECTION OF DIRECTORS
                                  (Proposal 1)

         At the Annual Meeting, eight directors will be elected. It is intended that Votes represented by properly executed proxies will be cast, in the absence of a contrary indication, in favor of the election of George H. Damman, Michael
H. Flynn, William L. Gault, Kurt B. Hersher, William E. Mitchell, David A. Rosow, William D. Rueckert, and Jay Sherwood, each to hold office until the next annual meeting and until his successor is elected and qualified. All of the nominees are currently serving as directors of Bancorp and the Bank. Proxies may not be voted for more than eight individuals.

         For stockholders participating in Bancorp's Employee Stock Ownership Plan (the "ESOP") administered by the Bank, the Bank in its capacity as trustee of the ESOP will vote any shares that it holds for the participant's account in accordance with the proxy returned by the participant covering his or her shares held under the ESOP on the record date.

         If, at the time of the Annual Meeting, any of the nominees has become unavailable to serve as a director, shares represented by proxies may be voted for a substitute chosen by the Board of Directors. Each nominee has consented to being named in this Proxy Statement and to serve as a director of Bancorp if elected. Bancorp has no reason to believe that any nominee will be unable to serve as a director.

Information About Nominees

         The following table sets forth the names of the nominees for election as directors, together with their ages as of December 31, 1995 and their principal occupations and other major affiliations during at least the last five years.



                                                            Period Served as Director
     Name and Age                           and Business Experience During at Least the Last Five Years
     ------------                           -----------------------------------------------------------


George H. Damman, 61              Director of Bancorp  since 1983;  Director  of the Bank since 1972;  President  of
                                  Damman Associates, Inc. (insurance brokerage) since 1960.

Michael H. Flynn, 57              Director  of  Bancorp  and the Bank  since  September  1989;  President  and Chief
                                  Executive  Officer  of Bancorp  and the Bank since  September  1989;  Senior  Vice
                                  President and Director of Commercial Business  Development in Fairfield County for
                                  Connecticut  National  Bank from 1979  until  1989;  Chairman  (since  1993) and a member (since before 1991) of the Board of Directors of Bridgeport Hospital.

William L. Gault, 61              Director of Bancorp  since 1983;  Director  of the Bank since 1979;  President  of
                                  L.H. Gault & Son, Inc. (fuel oil and gravel supply) since before 1991.

Kurt B. Hersher, 67               Director  of  Bancorp  and the  Bank  since  January  1990;  President  and  Chief
                                  Executive Officer of Stelco  Industries,  Inc. (a property  management company and former  owner of  Stevenson  Lumber Co. and  Truss-Tech,  Inc.) since before 1991;
                                  President of Stevenson  Lumber Co.  (wholesaler  and retailer of lumber  products)
                                  from 1953 until 1993;  President of  Truss-Tech, Inc.  (manufacturer  of floor and roof trusses) from 1986 until 1993.

William E. Mitchell, 52           Director of Bancorp since 1983;  Director of the Bank since 1982;  President of Ed
                                  Mitchell Inc. (clothing retailer) since before 1991.

David A. Rosow, 53                Director of Bancorp  and the Bank since  December  1990;  Chairman of the Board of
                                  Directors  of  Bancorp  and the  Bank  since  October  1991;  Chairman  and  Chief
                                  Executive  Officer of Rosow & Company,  Inc.  (private  investment  company) since
                                  1989;  Chairman and Chief Executive  Officer of International  Golf Group, Inc. (a
                                  company  active in the  ownership,  management,  and design of golf courses in the
                                  United States) since 1990.

William D. Rueckert, 42           Director  of  Bancorp  and the Bank  since  February  1992;  President  of Rosow &
                                  Company,  Inc. (private investment company) since 1989; President of International
                                  Golf Group,  Inc. (a company  active in the ownership,  management,  and design of golf courses in the United States) since 1990.

Jay Sherwood, 50                  Director of Bancorp since 1983;  Director of the Bank since 1982;  Owner,  Green's
                                  Farms Agency (private  investment,  custodial,  and administrative  company) since before 1991;  President of Sherwood Agency Inc. (private investment company) since
                                  before  1991;  Vice  President  and  Secretary  of  Design  Strategy   Corporation
                                  (computer consulting company) since before 1991.


Certain Board Committees

         Bancorp's Board of Directors held 13 meetings during 1995. Each director of Bancorp attended at least 75% of the aggregate of the total number of meetings held by Bancorp's Board and the total number of meetings held by all committees of the Board on which the director served.

         The Board of Directors of Bancorp has appointed a Compensation Committee, which held eight meetings during 1995. The Compensation Committee reviews the compensation paid to directors and officers of Bancorp and the Bank, and makes recommendations concerning the grant of stock options and the declaration of dividends. The members of the Compensation Committee currently are Messrs. Damman (Chairman), Flynn, Gault, Rosow, and Rueckert.

         The Board of Directors of Bancorp has not appointed audit or nominating committees.

         All directors of Bancorp also serve as directors of the Bank. The Bank's Board of Directors held 14 meetings during 1995. Each director of the Bank attended at least 75% of the aggregate of the total number of meetings held by the Bank's Board and the total number of meetings held by all committees of the Board on which the director served.

         The Board of Directors of the Bank has appointed four committees: the Audit Committee, the Trust Committee, the Directors Loan Committee, and the Investment Committee.

         The Audit Committee makes recommendations regarding the appointment of independent auditors and reviews matters raised by the Bank's internal and independent auditors. The members of the Audit Committee currently are Messrs. Gault (Chairman), Hersher, Rueckert, and Sherwood. The Audit Committee held five meetings during 1995.

         The Trust Committee reviews the operations of the Bank's Trust Department. The members of the Trust Committee currently are Messrs. Sherwood (Chairman), Damman, Flynn, and Rueckert. The Trust Committee held 11 meetings during 1995.

         The Directors Loan Committee decides whether to approve large loans and credits and reviews the Bank's lending policies and procedures. The members of the Directors Loan Committee currently are Messrs. Rosow (Chairman), Flynn, Hersher, and Mitchell. The Directors Loan Committee held 10 meetings during 1995.

         The Investment Committee oversees the management of the Bank's investment portfolio and the Bank's assets and liabilities match. The members of the Investment Committee currently are Messrs. Flynn (Chairman), Damman, Rosow, Rueckert, and Sherwood. The Investment Committee held 11 meetings during 1995.

         Effective June 22, 1995, the Bank dissolved its Compensation Committee, which reviewed the compensation of directors and officers of the Bank. The Compensation Committee of Bancorp has assumed the functions of the Bank's Compensation Committee. Prior to its dissolution, the members of the Compensation Committee were Messrs. Damman (Chairman), Flynn, Gault, Rosow, and Rueckert. The Compensation Committee held four meetings during 1995.

         BANCORP'S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE.

                                   MANAGEMENT

Executive Officers


         The following table sets forth certain information with respect to the current executive officers of Bancorp and the Bank. All executive officers serve pursuant to employment agreements with Bancorp and the Bank. See "-- Agreements With Certain Executive Officers."




                                Age at                                    Position Held With
         Name               December 31, 1995                             Bancorp and the Bank
         ----               -----------------                             --------------------

Michael H. Flynn                   57                President, Chief Executive Officer and Director of Bancorp
                                                       and the Bank

Thomas P. Bilbao                   57                Executive Vice President and Chief Operating Officer of
                                                       Bancorp and the Bank

William B. Laudano, Jr.            42                Senior Vice President and Chief Financial Officer of Bancorp
                                                       and the Bank

Richard T. Cummings, Jr.           41                Senior Vice President, Lending, of Bancorp and the
                                                       Bank




         Information concerning the principal occupation of the executive officers of Bancorp and the Bank during at least the last five years is set forth below.


         Michael H. Flynn has served as President, Chief Executive Officer and Director of Bancorp and the Bank since September 1989. Mr. Flynn was Senior Vice President and Director of Commercial Business Development in Fairfield County for Connecticut National Bank from 1979 until 1989. He has served as Chairman (since 1993) and a member (since before 1991) of the Board of Directors of Bridgeport Hospital.

         Thomas P. Bilbao has served as Chief Operating Officer of Bancorp and the Bank since April 1992 and as Executive Vice President of Bancorp and the Bank since December 1991. Mr. Bilbao was Assistant to the President of Bancorp and the Bank from May 1991 to December 1991. Mr. Bilbao served as President and Chief Operating Officer of National Savings Bank of Albany from 1987 to 1990.

         William B. Laudano, Jr. has served as Senior Vice President and Chief Financial Officer of Bancorp and the Bank since August 1993. Mr. Laudano was Vice President/Senior Vice President and Chief Financial Officer of Connecticut Bank of Commerce from March 1990 to August 1993, and Senior Manager at Ernst & Young (public accounting firm) from 1982 to March 1990. Mr. Laudano is a Certified Public Accountant.


         Richard T. Cummings, Jr. has served as Senior Vice President, Lending, of Bancorp and the Bank since January 1990. Mr. Cummings was Vice President of Connecticut National Bank from 1982 to 1990.

Executive Compensation

         The following table sets forth the compensation paid by Bancorp and/or the Bank for services rendered in all capacities to Bancorp and the Bank during the fiscal years 1995, 1994, and 1993 to the Chief Executive Officer of Bancorp and to the other most highly compensated executive officers of Bancorp and the Bank whose combined salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1995 (the "named executive officers").


                                                                                    Long-Term
                                                                              Compensation Awards
                                                                              -------------------
                                                   Annual Compensation
                                                   -------------------             Securities        All Other
Name and Principal Position(s)        Year       Salary            Bonus       Underlying Options   Compensation
- -----------------------------         ----       ------            -----       ------------------   ------------
Michael H. Flynn                      1995     $160,000           $72,000                  --         $5,136 (1)
  President, Director, and Chief      1994      150,000            40,000                  --          2,645
  Executive Officer of Bancorp        1993      150,000                --                  --          2,242
  and the Bank

Thomas P. Bilbao                      1995      140,000            54,000                  --          5,077 (2)
  Executive Vice                      1994      135,000            30,000                  --          2,836
  President and Chief Operating       1993      135,000                --                  --          2,127
  Officer of Bancorp and the Bank

William B. Laudano, Jr.               1995       99,000            39,000                  --          6,241 (3)
  Senior Vice President and Chief     1994       95,000            20,000                  --          1,831
  Financial Officer of Bancorp        1993       32,885 (4)            --              75,000            406
  and the Bank

Richard T. Cummings, Jr.              1995       98,600            45,000                  --          6,222 (5)
  Senior Vice President, Lending,     1994       93,600            25,000                  --          1,651
  of Bancorp and the Bank             1993       93,600                --                  --          1,480
____________

(1) Consists of a life insurance premium of $636 paid by the Bank and a matching contribution of $4,500 made by the Bank to Mr. Flynn's 401(k) savings plan deferral account.

(2) Consists of a life insurance premium of $577 paid by the Bank and a matching contribution of $4,500 made by the Bank to Mr. Bilbao's 401(k) savings plan deferral account.

(3) Consists of a life insurance premium of $409 paid by the Bank, a split dollar life insurance premium with a projected benefit of $1,332 paid by the Bank, and a matching contribution of $4,500 made by the Bank to Mr. Laudano's 401(k) savings plan deferral account.

(4) Amount reflects actual compensation paid in 1993 to Mr. Laudano, who joined Bancorp and the Bank on August 16, 1993.

(5) Consists of a life insurance premium of $400 paid by the Bank, a split dollar life insurance premium with a projected benefit of $1,322 paid by the Bank, and a matching contribution of $4,500 made by the Bank to Mr. Cummings' 401(k) savings plan deferral account.



Option Grants

         No options were granted during the fiscal year ended December 31, 1995.

Option Exercises and Holdings

         The following table sets forth information with respect to each of the named executive officers concerning the exercise of stock options during 1995 and the value of all unexercised options held by such individuals on December 31, 1995.

                                        Aggregated Option Exercises in 1995
                                         and Fiscal Year-End Option Values


                                                       Number of Securities Underlying     Value of Unexercised
                                                           Unexercised Options at         In-the-Money Options at
                                                             December 31, 1995              December 31, 1995
                                                       -----------------------------   -----------------------
                         Number of
                          Shares
                         Acquired    Value
 Name                  on Exercise  Realized        Exercisable/Unexercisable      Exercisable/Unexercisable
- -----                  -----------  --------        -------------------------      --------------------------

Michael H. Flynn            --          --             283,333  /166,667          $1,204,165    / $708,335 (1)
Thomas P. Bilbao            --          --             166,667  / 83,333             708,335    /  354,165 (1)
William B. Laudano, Jr.     --          --              75,000  /     --             262,500(2) /       --
Richard T. Cummings, Jr.    --          --              33,333  / 16,667             141,665    /   70,835 (1)
__________

(1) The closing market price of Common Stock at December 31, 1995 was $6.25 per share. The exercise price of the options is $2.00 per share. Therefore, the value of the unexercised options at December 31, 1995 was $4.25 per share.
(2) The closing market price of Common Stock at December 31, 1995 was $6.25 per share. The exercise price of the options is $2.75 per share. Therefore, the value of the unexercised options at December 31, 1995 was $3.50 per share.


Pension and Retirement Plans

         The Bank has a qualified non-contributory defined benefit pension plan (the "Pension Plan") covering all employees of the Bank over the age of 21 who have completed at least one year of service with the Bank and have worked at least 1,000 hours each year.


         The Pension Plan provides that a vested participant will receive an annual retirement benefit that is equal to 70% of the participant's "average annual compensation" less 50% of the participant's Social Security benefits, proportionately reduced for less than 35 years of credited service. Employees who were participants as of December 31, 1978 are entitled to a minimum benefit equal to .75% of the first $4,800 of "average annual compensation" plus 1.5% of "average annual compensation" in excess of $4,800, multiplied by years of credited service, to a maximum of 35 years of service. The Pension Plan defines "average annual compensation" as one-fifth of a participant's aggregate compensation (as defined) for those five consecutive years of service that yield the highest average yearly compensation. Benefits vest upon completion of five years of credited service (not including service years prior to age 18) or upon reaching age 65 and are payable upon retirement or, in certain circumstances, upon death or disability. The normal form of retirement benefit is a 60-month annuity.


         The Bank froze the Pension Plan on January 1, 1992. As a result, no new benefits have accrued to participants since that date. The benefits that had already accrued prior to that date remain in place, were not decreased, and continue to be available to participants upon retirement. Any current employee with less than five years of service who was eligible to participate in the Pension Plan on January 1, 1992 will continue to accrue years of credited service for vesting purposes until he or she reaches five years of credited service. Once such an employee reaches five years of service, his or her vested benefits will be determined using data as of January 1, 1992. Subsequent data will not be used.

         The following table sets forth information as of December 31, 1995 concerning estimated annual benefits payable upon retirement at age 65 under the Pension Plan:

                                                Pension Plan Table

                                                                      Years of Credited Service
                                                                   (prior to 1/1/92) at Age 65 is:
     Average Annual                                  ----------------------------------------------------------
     Compensation                                     15            20           25           30           35
    --------------                                   ----          ----         ----         ----         -----

        $100,000.................................   $ 27,493     $ 36,657     $ 45,821     $ 54,986     $ 64,150
         125,000.................................     34,993       46,657       58,321       69,986       81,650
         150,000.................................     42,493       56,657       70,821       84,986       99,150
         175,000.................................     49,993       66,657       83,321       99,986      116,650
         200,000.................................     57,493       76,657       95,821      108,963      120,000(1)

____________

(1)  Although benefits were frozen on January 1, 1992, the maximum benefit under
     Section 415 of the Internal Revenue Code of 1986 may increase after that date.

         For purposes of the Pension Plan, annual compensation is defined as annual earnings, excluding overtime, bonuses, and any other additional compensation. This amount corresponds to "Salary" in the Summary Compensation Table (see "-- Executive Compensation").

         As of December 31, 1995, Messrs. Flynn and Cummings had six and five years of credited service, respectively, under the Pension Plan. Messrs. Bilbao and Laudano were not eligible to participate in the Pension Plan on January 1, 1992. Consequently, they do not accrue years of credited service under the Pension Plan.

Supplemental Executive Retirement Plan

         The Bank has adopted a Supplemental Executive Retirement Plan, as amended (the "SERP"), that covers key employees chosen by the Bank to participate. The SERP replaced the Bank's existing Supplemental Executive Retirement Plan. The SERP is intended to supplement retirement benefits under the Bank's Pension Plan such that the SERP and the Pension Plan together will provide a SERP participant with a benefit at the Normal Retirement Date (as defined) under the Pension Plan equal to 70% of the participant's final average earnings (defined as the average annual earnings during the five consecutive years that yield the highest compensation). A participant who terminates employment after the Early Retirement Date under the Pension Plan (generally, age 55 with five years of service) is entitled to reduced benefits under the SERP. The benefit payable to a participant who terminates employment after his or her Early Retirement Date is equal to the product of (c) times the amount determined by subtracting (b) from (a), where: (a) is 70% of the participant's final average earnings as reduced by .55% for each month by which the date of the participant's distribution precedes his or her Normal Retirement Date, to a maximum of 60 months, plus .35% for each such month in excess of 60 months, (b) is the actuarial equivalent of the participant's accrued benefit under the Pension Plan and (c) is a fraction (not in excess of one), the numerator of which is the participant's years of service (as defined for purposes of the Pension Plan) and the denominator of which is the number of years of service with which the participant would be credited if he or she remained employed until his or her Normal Retirement Date.

         Payments under the SERP are made in equal monthly installments for a maximum of 15 years, with 10 years of payments guaranteed. If the participant dies prior to retirement and while still actively employed by the Bank, no benefit is payable under the SERP. In the event of a change in control (as defined), the participant will be entitled to the normal or early retirement benefit described above, whichever is applicable, except that, for purposes of calculating the early retirement benefit, the participant will be credited with two additional years of age and service. The definition of a change in control for purposes of the SERP is the same as the definition used in the stock option and employment agreements summarized below (see "-- Agreements With Certain Executive Officers"). The SERP is unfunded and non-contributory. It is not qualified under the provisions of the Internal Revenue Code of 1986. The Bank has chosen Messrs. Flynn and Bilbao and another officer of the Bank to participate in the SERP. Because Mr. Flynn has accrued virtually no benefits under the Bank's Pension Plan, and Mr. Bilbao has accrued none, the SERP would provide Messrs. Flynn and Bilbao benefits upon retirement equal to approximately 70% of their respective final average earnings (as defined). If Messrs. Flynn and Bilbao were to retire on their normal retirement dates, and if their final average earnings equaled their 1995 salaries, then Messrs. Flynn and Bilbao would receive annual payments of $105,000 and $94,500, respectively, under the SERP.

Split Dollar Life Insurance

         The Bank has entered into split dollar insurance agreements (collateral assignment method) with Messrs. Laudano and Cummings dated as of December 1, 1995 covering life insurance policies in the face amounts of $268,000 and $277,000, respectively, on their lives. Premiums on the policies are paid by the Bank. Upon the surrender of the policy or the death of the insured, except as described below, the Bank is entitled to be repaid its cumulative premium payments (or if less, the cash surrender value of the policy in the case of surrender). However, if the insured's employment is terminated for any reason other than cause (as defined in the insured's employment agreement) or if his employment is actually or constructively terminated after a change in control (as defined for purposes of his employment agreement), the Bank will release its claim to be repaid and will charge to the insured as additional compensation the cumulative premiums paid by it under the split dollar agreement.

Compensation of Directors

         Effective September 1, 1992, the Board of Directors of Bancorp and the Board of Directors of the Bank voted to suspend the payment of all directors' fees indefinitely. The Board of Directors of Bancorp and the Board of Directors of the Bank voted to reinstate payment of directors' fees effective May 25, 1995.

         Effective May 25, 1995, directors who are not employees of Bancorp or the Bank are entitled to receive an annual retainer fee of $6,000 from the Bank and attendance fees of $500 per Bank Board meeting, $200 ($250 in the case of a committee chairman) per Bank committee meeting, $500 per Bancorp Board meeting that does not coincide with a Bank Board meeting, and $200 ($250 in the case of a committee chairman) per Bancorp committee meeting that does not coincide with a Bank committee meeting. Directors who are employees of Bancorp or the Bank receive no compensation for their services as Bank or Bancorp Board or committee members.

         Under the Bank's and Bancorp's Directors' Deferred Compensation Plans, directors of the Bank and Bancorp who are not employees may elect each year to defer payment of all or part of their directors' fees. The interest earned on these fees is credited to an unfunded directors' deferred compensation account on the first day of each fiscal quarter. The rate of interest paid on deferred fees is the equivalent of the rate of interest paid by the Bank on individual retirement account certificates of deposit.

         Under Bancorp's Directors' Retirement Plan, each non-employee Bancorp director will be entitled to an annual retirement benefit under the plan equal to the annual retainer fee paid to Bancorp's directors. The benefit will be payable to the director: (i) if the director retires from the Bancorp Board on or after his or her 70th birthday; (ii) if the director ceases to serve as a director as a result of permanent and total disability following at least 20 years of service as a director; (iii) if, under certain circumstances, a change in control of Bancorp occurs; (iv) if the director retires on or after his or her 65th birthday following at least 10 years of service as a director; or (v) if the director retires regardless of age, following at least 15 years of service as a director. The director will not begin to receive his or her retirement benefit under the plan until he or she reaches the age of 65 unless the director's termination is caused by his or her permanent and total disability. The annual benefit is payable to the retired director for a period of time equal to the total number of years that he or she served as a director (excluding any period when he or she was both a salaried employee of Bancorp and a director). If a former director dies after he or she has begun receiving his or her retirement benefit payments but before he or she has received his or her entire benefit, the unpaid balance will continue to be paid to his or her designated beneficiary for up to 10 years after his or her death. If a director dies after reaching age 65 or completing at least 15 years of service as a director, but before retiring from the Bancorp Board, a retirement benefit will be paid to his or her designated beneficiary in an amount and for a period equal to the retirement benefit his or her beneficiary would have received under the plan if the director had retired from the Bancorp Board on the date of the last annual meeting of stockholders before the date of his or her death, provided that no benefit will be payable to the beneficiary or estate for more than l0 years. No benefit is payable to a director's beneficiary or estate if the director dies prior to age 65, unless the director would otherwise have been entitled to a retirement benefit under the plan at the time of his or her death.

Agreements With Certain Executive Officers

         Bancorp and the Bank have employment agreements with each of Messrs. Flynn, Bilbao, Laudano, and Cummings. In addition, Bancorp has entered into stock option agreements with each of these executive officers.

         The employment agreements provide that the above executives shall have the following positions with Bancorp and the Bank: Mr. Flynn shall serve as President and Chief Executive Officer; Mr. Bilbao as Executive Vice President and Chief Operating Officer; Mr. Laudano as Senior Vice President and Chief Financial Officer; and Mr. Cummings as Senior Vice President, Lending.

         Under their respective employment agreements, each executive officer may receive annual salary increases based on increases in the cost of living and based upon performance and scope of responsibility, as determined by the Boards of Directors of Bancorp and the Bank. Each executive officer shall be eligible to receive discretionary bonuses as may be authorized by the Boards of Directors of Bancorp and the Bank and shall be eligible to participate in any plan of Bancorp or the Bank relating to stock options, stock purchases, pension, thrift, profit sharing, group life insurance, medical coverage, education, sick leave, or other retirement or employee benefits that Bancorp or the Bank has adopted or may adopt for the benefit of its executive employees. In addition, each executive officer is expected and authorized to incur reasonable expenses in the performance of his duties, including, in the case of Messrs. Flynn and Cummings, dues for a country club and business luncheon club. The employment agreements provide for initial terms of three years ending April 30, 1999 with renewals for one additional year on April 1, 1997 and each subsequent anniversary of April 1, unless Bancorp and the Bank, or the executive officer, gives written notice to the contrary. The 1996 base salaries for Messrs. Flynn, Bilbao, Laudano, and Cummings are $170,000, $148,000, $105,000, and $108,600, respectively, which salaries may not be reduced under the employment agreements without the consent of the executive officer.

         The Boards of Directors of Bancorp and the Bank may terminate the executive officer's employment at any time. Unless the termination is for "cause" (as defined), disability, retirement, or death and where there has been no "change in control" (as defined), such executive officers would be entitled to receive continued compensation and benefits for the remaining term of the agreement, subject to reduction for compensation and benefits received from a new employer while such compensation and benefits are being provided.

         Each agreement also provides that if the executive officer's employment is terminated or constructively terminated (as defined) other than because of his willful misconduct (as defined), disability, death, or retirement in connection with or within two years following a "change in control" (as defined), the officer will (subject to certain limitations) be entitled to continue to participate in certain benefit plans and to receive certain insurance benefits for three years and to be paid a lump sum cash amount equal to 2.99 times his average salary and bonus for the five calendar years preceding the change in control. The cash payment will not be reduced by compensation received from a subsequent employer, but benefit plan and insurance coverages will be offset by benefits received from another employer. In addition, in the case of a change in control that occurs before January 1, 1997, if all or a portion of the cash payment, continued benefits, and continued insurance coverage, together with any other amount in the nature of compensation to be received by Messrs. Flynn or Bilbao (including the accelerated vesting of stock options and enhanced benefits under the SERP), would be subject to the 20 percent excise tax imposed on "excess parachute payments," the executive officer will be paid the amount necessary to cause the total payments and benefits received by the executive officer (including the "gross-up" payment), net of taxes, to be equal to the amount the executive officer would have received, net of taxes, if the 20 percent excise tax had not applied. Bancorp estimates that Messrs. Flynn, Bilbao, Laudano, and Cummings would receive cash payments and benefits (excluding the accelerated vesting of options) having a present value of approximately $841,800, $718,500, $336,200, and $313,200, respectively, if a change in control occurred as of December 31, 1996.

         A "change in control" occurs if: (i) 25% or more of the ownership, control, power to vote, or beneficial ownership of any class of voting securities of Bancorp is acquired by any natural person, corporation, or other entity, including a partnership, syndicate, or other group either directly or indirectly or acting through one or more other such persons; (ii) any person (other than a person named as a proxy in connection with a solicitation on behalf of the Board of Directors of Bancorp) holds revocable or irrevocable proxies as to the election or removal of three or more directors of Bancorp for 25% or more of the voting shares of Bancorp; (iii) any person has received all applicable regulatory approvals to acquire control of Bancorp; (iv) any person has commenced a cash tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25% or more of the total number of voting shares of Bancorp, except that a change in control will not be deemed to have occurred in such circumstances unless the Board of Directors of Bancorp determines that such action will constitute a change in control; (v) as a result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination thereof, (A) the individuals who were directors of Bancorp before such transaction shall cease to constitute at least a majority of the Board or
(B) the persons who were stockholders of Bancorp immediately before such transaction do not own more than 50% of the voting stock of Bancorp (or any successor) immediately after such transaction or (vi) Bancorp's beneficial ownership of the total number of voting shares of the Bank is reduced to less than 50%.

         Pursuant to stock option agreements executed in 1989, Bancorp granted to Messrs. Flynn and Cummings non-qualified options to purchase up to 50,000 and 15,000 shares of Common Stock, respectively. Messrs. Flynn and Cummings relinquished these options in stock option agreements dated December 17, 1992. Under such 1992 agreements, Bancorp granted to Messrs. Flynn, Bilbao, and Cummings non-qualified options to purchase up to 425,000, 250,000, and 50,000 shares of Common Stock, respectively, that were to become exercisable gradually over five years and that were to expire 10 years following the date of the stock option agreement. The exercise price of these options was $2.00 per share. The agreement provides that all of the unexpired options will become immediately exercisable upon a change in control of Bancorp as defined for purposes of the employment agreements.

         Pursuant to a stock option agreement dated September 2, 1993, Bancorp granted to Mr. Laudano an option that is intended to qualify as an incentive stock option to purchase up to 75,000 shares of Common Stock under Bancorp's
1985 Incentive Stock Option Plan. These options become exercisable gradually over two years and will expire in 2003. The 1985 Incentive Stock Option Plan provides that the Board of Directors of Bancorp may declare all of these options to be immediately exercisable if a change in control of Bancorp (as defined therein) occurs. The options will terminate within one year after the termination of Mr. Laudano's employment due to death or disability. The options will terminate within three months after the termination of Mr. Laudano's employment for any other reason.

Compensation Committee Report on Executive Compensation

         The Board of Directors of Bancorp makes all decisions with respect to the compensation of executive officers of Bancorp and with respect to grants of options to purchase shares of Bancorp stock. The Board of Directors of the Bank makes all decisions (other than decisions involving Bancorp stock options) with respect to the compensation of executive officers of the Bank. The Board of Directors of Bancorp normally makes these decisions on the basis of recommendations submitted by its Compensation Committee. Michael H. Flynn, who is President and Chief Executive Officer of Bancorp and the Bank as well as a member of the Boards of Bancorp and the Bank and the Compensation Committee of Bancorp, takes no part in any final recommendations or decisions that relate to his own compensation. See "-- Compensation Committee Interlocks and Insider Participation."

         Executive Compensation Policies. The primary objectives of the compensation policies of Bancorp and the Bank are: (i) to attract and retain individuals of outstanding ability to lead Bancorp and the Bank; (ii) to reward executive officers whose efforts have contributed to the success of Bancorp and the Bank; and (iii) to align compensation levels and incentives with the business objectives of Bancorp and the Bank. Every decision regarding the compensation of every executive officer of Bancorp and the Bank is made on the basis of the following criteria: (i) the quality of the officer's performance;
(ii) the scope of the officer's responsibilities and experience; (iii) the overall performance and financial condition of Bancorp and the Bank; and (iv) the levels of compensation that Bancorp's and the Bank's competitors of similar size are paying executives who hold comparable positions.

         The three principal components of executive compensation at Bancorp and the Bank are salary, annual incentive bonus, and stock options. Bancorp does not pay salaries to its executive officers. Every executive officer of Bancorp is also an executive officer of the Bank and receives a salary from the Bank. The executive officer's salary is a fixed amount that is set annually. In formulating salary and annual incentive bonus recommendations each year, the Compensation Committee consults with an independent expert and reviews survey data regarding the salaries of executives holding positions of comparable authority with comparable institutions located in the Bank's market area. The Compensation Committee also considers the quality of the executive's performance, the scope of the officer's responsibilities and experience, and the overall performance and financial condition of the Bank. In evaluating the Bank's performance and condition, the Compensation Committee does not rely exclusively on any single measure or formula. Instead, the Compensation Committee considers the totality of circumstances relating to the Bank's operations and financial condition. Some of the indicators reviewed by the Compensation Committee for this purpose include the Bank's income level, the Bank's capital ratios, the quality of the Bank's loan portfolio, the level of the Bank's return on assets, the return on the Bank's equity, the results of examination by regulators, and the short-term and long-term financial outlook for the Bank.

         When it finds it appropriate to do so, the Bancorp Board, upon the recommendation of its Compensation Committee, grants options to purchase Bancorp stock to executive officers and employees of Bancorp and/or the Bank. Stock options play an important role in executive compensation because they provide a link between the executive officer's level of remuneration and the level of success achieved by Bancorp and the Bank. Stock options also create incentives for executive officers to remain in the long-term employ of Bancorp and/or the Bank.

         Since 1993, the Bancorp Board has granted stock options to each of the executive officers of Bancorp and the Bank. One executive officer received options under Bancorp's 1985 Incentive Stock Option Plan. These options qualify as incentive stock options under the Internal Revenue Code of 1986. The remainder of the executive officers, including Messrs. Flynn, Bilbao, and Cummings, received options pursuant to a special grant that was approved by Bancorp's stockholders at the 1993 annual meeting of stockholders. These options do not qualify as incentive stock options. The special grant options are scheduled to become exercisable gradually over a number of years and to expire within 10 years of their grant. The exercise price of each option equals the market price of Bancorp Common Stock on the date the option was granted.

         The Bancorp Board and Compensation Committee believe that the number and exercise prices of the options currently held by executive officers of Bancorp and the Bank are at the levels necessary to create appropriate incentives and rewards. The Compensation Committee monitors market conditions on an ongoing basis and notifies the Bancorp Board whenever it determines that changes in circumstances have rendered these incentives and rewards inadequate or inappropriate.

         In addition to all other compensation that they receive, executive officers of the Bank may participate in the various employee benefit plans that are available to other employees of the Bank. The Board of Directors of the Bank periodically reviews and amends these plans.

         Compensation of Mr. Flynn. In determining the level of compensation to be received by Mr. Flynn, the Boards of Bancorp and the Bank and the Compensation Committee use the same methodology that they employ in setting the compensation levels of all other executive officers of Bancorp and the Bank. The Boards and the Compensation Committee consider the quality of Mr. Flynn's performance, the scope of his responsibilities and experience, the performance and financial condition of Bancorp and the Bank, and the level of compensation received by the chief executive officers of entities that are comparable to Bancorp and the Bank.

         In light of the financial circumstances that have confronted Bancorp and the Bank during recent years, the Bank Board decided in 1994, as well as in 1993 and 1992, that it would be inappropriate to grant an increase in salary to the chief executive officer. Mr. Flynn concurred in these decisions. Accordingly, Mr. Flynn's salary for 1991 through 1994 remained the same. For 1995, Mr. Flynn's salary was increased to $160,000. Throughout 1995, the financial condition of Bancorp and the Bank continued to improve. In deciding whether to grant a bonus for 1995, the Bank Board considered all aspects of Bancorp's and the Bank's performance and financial condition, including income, return on equity, return on capital, capital ratios, quality of the loan portfolio, results of examinations (Federal Deposit Insurance Corporation, Federal Reserve Board, and the State of Connecticut Department of Banking), together with future financial outlook. Based on all these factors, together with the improving performance during calendar 1995, the Board elected to award Mr. Flynn a performance bonus of $72,000.

         In 1992, the Bancorp Board granted Mr. Flynn options to purchase up to 425,000 shares of Bancorp Common Stock. As of December 31, 1995, options to purchase 283,333 of these shares were exercisable. The remainder of these options are scheduled to become exercisable during 1996 and 1997. The exercise price of the options is $2.00 per share. None of the options qualify as incentive stock options under the Internal Revenue Code of 1986. The Bancorp Board and Compensation Committee believe that these options will provide Mr. Flynn with appropriate rewards for his continuing efforts on behalf of Bancorp and the Bank. Accordingly, Bancorp did not grant any stock options to Mr. Flynn during 1995.

                                          THE COMPENSATION COMMITTEE OF BANCORP

                                          George H. Damman, Chair
                                          Michael H. Flynn
                                          William L. Gault
                                          David A. Rosow
                                          William D. Rueckert


Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended December 31, 1995, George H. Damman, Michael H. Flynn, William L. Gault, and David A. Rosow served as members of the Compensation Committee of the Board of Directors of Bancorp. Effective May 25, 1995, Mr. Rueckert became a member of the Compensation Committee. Each is a member of the Board of Directors of the Bank and the Board of Directors of Bancorp. None of the members of the Compensation Committee have been employed by the Bank or Bancorp, except Mr. Flynn, who is President and Chief Executive Officer of the Bank and Bancorp. Mr. Rosow is Chairman of the Board of Directors of the Bank and Bancorp.

         During 1995, the Bank purchased insurance from Damman Associates, Inc., an insurance brokerage firm owned by Mr. Damman. Mr. Damman also serves as President of this firm. Premium payments by the Bank during 1995 totaled approximately $364,062.

         The Bank leases office space at 24 Post Road East, Westport, Connecticut, from the Julia Sterling Trust. Mr. Gault serves as trustee of this Trust. The lease was entered into in April 1987, is effective for a 10-year period, and provides for annual base rental payments of $51,255 plus inflation adjustments commencing in 1990. In 1995, rental payments pursuant to the lease totaled approximately $54,584.

         During 1995, the Bank paid $10,239 to L.H. Gault & Son, Inc. for fuel and related services. Mr. Gault is the president of L.H. Gault & Son, Inc.

Five-Year Performance Comparison

         The following graph compares total stockholder return on Bancorp Common Stock over the last five fiscal years with the NASDAQ Stock Market Total Market Return Index and the NASDAQ Bank Stock Total Market Return Index.


               Comparison of Five-Year - Cumulative Total Returns
                             Performance graph for
                             Westport Bancorp, Inc.

CRSP Total Returns
        Index for:
                                   12/31/90       12/31/91    12/31/92   12/31/93   12/30/94   12/29/95
Westport Bancorp, Inc.              100.0           19.4         51.8       77.7       74.5      164.7
Nasdaq Stock Market US Companies)   100.0          160.5        186.9      214.5      209.7      296.5
Nasdaq Bank Stocks                  100.0          164.1        238.9      272.4      271.4      404.3
SIC 6020-6029, 6710-6719 US & Foreign

Certain Other Transactions

         Certain of Bancorp's and the Bank's directors and executive officers, their families, and the companies controlled by them were customers of the Bank in the ordinary course of business during 1995. These transactions included loans made by the Bank in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

         The Bank leases its office space at 101 and 107 Post Road East, Westport, Connecticut, from the Harry R. Sherwood Trust, a trust for the benefit of John Sherwood, a member of Jay Sherwood's family. The lease expires on June 30, 2001 and provides for annual base rental payments of approximately $165,000, plus payment of all taxes and utilities with respect to the premises. In 1995, the Bank made payments of approximately $194,196 to the Harry R. Sherwood Trust for this office space.

         See "-- Compensation Committee Interlocks and Insider Participation."

Section 16(a) Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors of Bancorp and persons who own more than 10% of Bancorp's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of reports submitted to Bancorp, Bancorp believes that during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to Bancorp's officers, directors, and more than 10% owners were complied with on a timely basis.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Management

         The following table sets forth information as of March 15, 1996 with respect to the amount of Bancorp's Common Stock and Convertible Preferred Stock beneficially owned by each director, each named executive officer, and all directors and executive officers of Bancorp and the Bank as a group.


                                            Number of                            Number of Shares
                                            Shares of                             of Convertible
                                          Common Stock                            Preferred Stock      Percent of
                                           and Nature           Percent of          and Nature         Convertible
        Name and Position(s)              of Beneficial        Common Stock        of Beneficial     Preferred Stock
      with Bancorp and the Bank           Ownership (1)         Outstanding      Ownership (1)(2)      Outstanding
      -------------------------          ---------------       -------------    ------------------    ------------

Thomas P. Bilbao......................      254,330 (3)             4.3%                  250              *
   Executive Vice President and
   Chief Operating Officer of
   Bancorp and the Bank

Richard T. Cummings, Jr...............       82,703 (4)             1.4                   250              *
   Senior Vice President,
   Lending, of Bancorp and the Bank

George H. Damman......................      373,650 (5)(6)          6.4                 2,000              5.0%
   Director

Michael H. Flynn......................      447,203 (7)             7.4                   500              1.2
   President, Chief Executive
   Officer and Director of
   Bancorp and the Bank

William L. Gault......................      171,596 (5)             3.0                    --             --
   Director

Kurt B. Hersher.......................        3,540 (5)             *                      --             --
   Director

William B. Laudano, Jr................       75,000 (8)             1.3                    --             --
   Senior Vice President and
   Chief Financial Officer of
   Bancorp and the Bank

William E. Mitchell...................        5,040 (9)             *                      --             --
   Director

David A. Rosow........................    1,833,225 (10)           27.6                10,000 (11)        25.0
   Director

William D. Rueckert...................        2,000                 *                      --             --
   Director

Jay Sherwood..........................      299,660 (12)            5.2                 1,000              2.5
   Director

All directors and executive
   officers as a group
   (11 individuals)...................    3,547,947 (3)-(10),      45.8                14,000 (11)        35.0
                                                    (12)
________________________

*     Less than 1%.
(1) In accordance with Rule 13d-3 under the Securities Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock or Convertible Preferred Stock, as the case may be, if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days. Unless otherwise indicated, each person and the members of the group have sole voting and investment power with respect to the shares shown.
(2) Each share of Convertible Preferred Stock is convertible into 100 shares of Common Stock.
(3) Includes 25,000 shares of Common Stock that Mr. Bilbao would hold if he were to convert all of his Convertible Preferred Stock into Common Stock, 163 shares of Common Stock held for Mr. Bilbao by the

      Bancorp ESOP, and 216,667 shares of Common Stock that Mr. Bilbao would hold if he were to exercise all of his stock options that were exercisable within 60 days of March 15, 1996.
(4) Includes 12,500 shares of Common Stock that Mr. Cummings holds as joint tenant with Sally K. Cummings, 370 shares of Common Stock held for Mr. Cummings by the Bancorp ESOP, 25,000 shares of Common Stock that Mr. Cummings would hold as joint tenant with Sally K. Cummings if such joint tenants were to convert all of their Convertible Preferred Stock into Common Stock, and 43,333 shares of Common Stock that Mr. Cummings would hold if he were to exercise all of his stock options that were exercisable within 60 days of March 15, 1996.
(5) Does not include shares owned by the family members of the following directors: Mr. Damman (4,090 shares), Mr. Gault (3,780 shares), and Mr. Hersher (151,600 shares). Beneficial ownership of these shares is disclaimed by such directors.
(6) Includes 200,000 shares of Common Stock that Mr. Damman would hold if he were to convert all of his Convertible Preferred Stock into Common Stock.
(7) Includes 1,500 shares of Common Stock as to which Mr. Flynn, as trustee of a trust, possesses sole voting power, 870 shares of Common Stock held for Mr. Flynn by the Bancorp ESOP, 50,000 shares of Common Stock that Mr. Flynn would hold if he were to convert all of his Convertible Preferred Stock into Common Stock, 368,333 shares of Common Stock that Mr. Flynn would hold if he were to exercise all of his stock options that were exercisable within 60 days of March 15, 1996, and 25,000 shares of Common Stock held by Mr.
      Flynn's three children.
(8) Consists of 75,000 shares of Common Stock that Mr. Laudano would hold if he were to exercise all of his stock options that were exercisable within 60 days of March 15, 1996.
(9) Includes 1,260 shares of Common Stock held by the Ed Mitchell Inc. Profit-Sharing Plan and Trust, of which Mr. Mitchell is a co-trustee.
(10) Consists of 833,225 shares of Common Stock held by Jean D. Rosow, as to which David A. Rosow has a general proxy to vote, and 1,000,000 shares of Common Stock as to which David A. Rosow would have a general proxy to vote if Jean D. Rosow were to convert all of her Convertible Preferred Stock into Common Stock (David A. Rosow currently has a general proxy to vote such Convertible Preferred Stock).
(11) Includes 10,000 shares of Convertible Preferred Stock held by Jean D. Rosow as to which David A. Rosow has a general proxy to vote.
(12) Includes 100,000 shares of Common Stock that Mr. Sherwood would hold if he were to convert all of his Convertible Preferred Stock into Common Stock, and 58,010 shares of Common Stock held by a corporation of which Mr. Sherwood is a principal owner.

Security Ownership of Certain Beneficial Holders

         The following table sets forth information as of March 15, 1996 with respect to ownership of Bancorp's Common Stock and Convertible Preferred Stock by each person believed by management to be the beneficial owner of more than 5% of the outstanding Common Stock or Convertible Preferred Stock, as the case may be. The historical information set forth below is based on the most recent
Schedule 13D or 13G filed on behalf of each such person with the Securities and Exchange Commission as of that date.

                                            Number of                            Number of Shares
                                            Shares of                             of Convertible
                                          Common Stock                            Preferred Stock      Percent of
                                           and Nature           Percent of          and Nature         Convertible
          Name and Address                of Beneficial        Common Stock        of Beneficial     Preferred Stock
         of Beneficial Owner              Ownership (1)         Outstanding      Ownership (1)(2)      Outstanding
         -------------------             ---------------       -------------    ------------------    ------------

David A. Rosow........................    1,833,225 (3)            27.6%               10,000 (4)         25.0%
   167 Old Post Road
   Southport, CT 06490

Josiah T. and Valer C. Austin.........    1,787,250 (5)            26.7                10,500             26.2
   Star Route 395
   Pearce, AZ  85624

Riverside Associates..................      600,000 (6)             9.6                 4,000             10.0
   Limited Partnership I
   253 Riverside Ave.
   Westport, CT 06880

John Sherwood.........................      448,092 (7)             7.7                 1,500              3.7
   P.O. Box 48
   Westport, CT 06881

Michael H. Flynn......................      447,203 (8)             7.4                   500              1.2
   277 Greenfield Hill Road
   Fairfield, CT 06430

George H. Damman......................      373,650 (9)             6.4                 2,000              5.0
   P.O. Box 201
   Greens Farms, CT 06436

Jay Sherwood..........................      299,660 (10)            5.2                 1,000              2.5
   P.O. Box 32
   Greens Farms, CT 06436

____________________

(1) In accordance with Rule 13d-3 under the Securities Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock or Convertible Preferred Stock, as the case may be, if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown.
(2) Each share of Convertible Preferred Stock is convertible into 100 shares of Common Stock.
(3) Consists of 833,225 shares of Common Stock held by Jean D. Rosow, as to which David A. Rosow has a general proxy to vote, and 1,000,000 shares of Common Stock as to which David A. Rosow would have a general proxy to vote if Jean D. Rosow were to convert all of her Convertible Preferred Stock into Common Stock (David A. Rosow currently has a general proxy to vote such Convertible Preferred Stock).
(4) Consists of 10,000 shares of Convertible Preferred Stock held by Jean D. Rosow as to which David A. Rosow has a general proxy to vote.
(5) Includes 1,050,000 shares of Common Stock that Josiah T. and Valer C. Austin would hold if they were to convert all of the Convertible Preferred Stock that they hold into Common Stock.
(6) Consists of 400,000 shares of Common Stock that Riverside Associates Limited Partnership I would hold if it were to convert all of its shares of Convertible Preferred Stock into Common Stock and 200,000 shares of Common Stock that Riverside Associates Limited Partnership I would hold if it were to exercise all of its warrants to purchase Common Stock.


                                      -18-

(7) Includes 159,330 shares of Common Stock held by trusts of which Mr. Sherwood is the beneficiary, and 150,000 shares of Common Stock that John Sherwood would hold if he were to convert all of his Convertible Preferred Stock into Common Stock.
(8) Includes 1,500 shares of Common Stock as to which Mr. Flynn, as trustee of a trust, possesses sole voting power, 870 shares of Common Stock held for Mr. Flynn by the Bancorp ESOP, 50,000 shares of Common Stock that Mr. Flynn would hold if he were to convert all of his Convertible Preferred Stock into Common Stock, 368,333 shares of Common Stock that Mr. Flynn would own if he were to exercise all of his stock options that were exercisable within 60 days of March 15, 1996, and 25,000 shares of Common Stock held by Mr.
      Flynn's three children.
(9) Includes 200,000 shares of Common Stock that Mr. Damman would hold if he were to convert all of his Convertible Preferred Stock into Common Stock. Does not include 4,090 shares of Common Stock held by Mr. Damman's spouse, of which Mr. Damman disclaims beneficial ownership.
(10) Includes 100,000 shares of Common Stock that Mr. Sherwood would hold if he were to convert all of his Convertible Preferred Stock into Common Stock, and 58,010 shares of Common Stock held by a corporation of which Mr. Sherwood is a principal owner.

               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION,
                                   AS AMENDED
                                  (Proposal 2)

         The Bancorp Board, having declared its advisability, has unanimously approved and recommends the adoption by stockholders of an amendment to the Restated Certificate of Incorporation of Bancorp, as amended, in the form set forth below, which amendment would eliminate certain liabilities of directors for monetary damages unless precluded by Delaware law. The amendment would be in the form of a new Article Ninth to the Restated Certificate of Incorporation of Bancorp, as amended, captioned and reading as follows, and Article Ninth currently appearing in the Restated Certificate of Incorporation, as amended, would be renumbered Article Tenth:

Text of Amendment

         NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that nothing contained in this Article Ninth shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions prior to such amendment or repeal.

Background

         Under Delaware law, the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, the directors have fiduciary obligations to the corporation and its stockholders. The fiduciary duties of a corporate director fall into two broad categories: the duty of care and the duty of loyalty. The duty of care requires exercise of an informed business judgment and is the duty to exercise diligence and care in managing the business and affairs of the corporation. The duty of loyalty requires that, in making a business decision, directors act in good faith and in the honest belief that the action taken is in the best interests of the corporation. Breach of these duties may subject directors to substantial personal liability for actions they have taken or omitted to take as well as significant expense in defending their conduct.

         Delaware law permits a corporation to purchase and maintain insurance against certain types of liability incurred by directors. Bancorp will continue to seek to maintain appropriate directors' and officers' liability insurance to complement the protection for the directors and Bancorp afforded by the proposed amendment.

         The General Corporation Law of the State of Delaware permits Delaware corporations to provide additional protection for their directors by including in their certificates of incorporation a provision that eliminates a director's personal liability for monetary damages for certain breaches of his or her fiduciary  duty  of  care.  In  order  to  provide  this  protection,  Bancorp's stockholders must adopt an amendment to the Restated Certificate of Incorporation, as amended.

Reasons for and Effects of the Proposed Amendment

         The proposed amendment provides that a director of Bancorp shall not be personally liable to Bancorp or its stockholders for monetary damages arising out of the director's breach of his or her fiduciary duty of care, except to the extent that Delaware law does not permit exemption from such liabilities. The proposed amendment does not eliminate the fiduciary duties of directors; instead, it eliminates the personal liability of directors for monetary damages to the extent permitted by Delaware law. It would not affect the availability of injunctive or other equitable relief as a remedy for breach of a director's fiduciary duty.

         Delaware law contains express limitations on the ability to limit or eliminate directors' liability, which are reflected in the proposed amendment. Under these limitations, a director remains potentially liable for monetary damages (a) for breach of the director's duty of loyalty to Bancorp or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for an improper payment of a dividend or an improper repurchase or redemption of Bancorp's stock, as provided in Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which a director derives an improper personal benefit. The proposed amendment also provides that its repeal or modification will have no effect on any liability for acts or omissions that occur prior to its repeal or modification.

         The proposed amendment is subject to the additional limitation under Delaware law that it will eliminate liability only for conduct occurring on or after the date it becomes effective. The proposed amendment will not become effective until the stockholders have adopted it and Bancorp has filed a certificate of amendment with the State of Delaware. Bancorp knows of no threatened litigation against Bancorp's directors which would be materially affected by the proposed amendment.

         Although Bancorp has not experienced any difficulties in attracting or retaining directors as a result of insurance or liability issues, the Board believes the proposed amendment will significantly increase Bancorp's ability to attract and retain qualified people to serve as outside directors by providing additional protection for directors in making good faith business decisions. The Bancorp Board also believes that adoption of the proposed amendment will permit Bancorp's directors to exercise more freely their business judgment by reducing their concern over potential litigation. Finally, the Board believes that insurance carriers will view the proposed amendment favorably and that it may aid Bancorp in obtaining adequate directors' and officers' liability insurance coverage at more reasonable cost.

         The proposed amendment limits the remedies available to a stockholder who has a valid claim that the Bancorp Board has acted in violation of its fiduciary duties if the Bancorp Board's action is among those for which Delaware law permits elimination or limitation of liability, and therefore the directors have a personal interest in seeing the proposed amendment adopted. Stockholders will no longer have a claim for money damages based on a breach of the director's duty of care, even if the director's conduct involved gross negligence, unless the conduct falls within the statutory limitations outlined above. In such a situation, however, a stockholder will continue to be able to sue to enjoin the completion of the Bancorp Board's action or to rescind a completed action. In some cases, stockholders may not be aware of a proposed transaction or other action until it is too late to prevent its completion. In this situation, Bancorp and the stockholders may have no effective remedy for an injury occasioned by the directors' action.

         The Bancorp Board believes the potential benefits to Bancorp resulting from the increased ability to attract and retain good outside directors, the encouragement of the free exercise of business judgment, and a potentially more advantageous position in seeking and maintaining directors' and officers' liability insurance far outweigh the potential limitations the proposed amendment places on stockholder remedies. The proposed amendment does not affect the duty of Bancorp's directors to act in good faith and in the honest belief that any action taken is in the best interests of Bancorp. The Bancorp Board believes that the level of care and diligence exercised by the directors will not decrease after adoption of the proposed amendment.

Required Vote

         To be approved, the proposed amendment to the Restated Certificate of Incorporation of Bancorp, as amended, to eliminate certain liabilities of directors in accordance with Delaware law will require the affirmative vote of at least two-thirds of the Votes.

         BANCORP'S BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF BANCORP, AS AMENDED.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (Proposal 3)

         The Board of Directors has appointed Arthur Andersen LLP as the independent auditors of Bancorp for the fiscal year ending December 31, 1996. Arthur Andersen LLP has advised Bancorp that neither the firm nor any of its present members or associates has any financial interest, direct or indirect, in Bancorp or the Bank. Representatives of the firm are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. It is intended that shares represented by properly executed proxies will be voted, in the absence of a contrary indication, in favor of the ratification of the appointment of Arthur Andersen LLP as the independent auditors of Bancorp for the fiscal year ending December 31, 1996.

         The affirmative vote of a majority of the Votes that are present, in person or represented by proxy, at the Annual Meeting is required to ratify the appointment of Arthur Andersen LLP as the independent auditors of Bancorp for the fiscal year ending December 31, 1996.

         BANCORP'S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF BANCORP FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.


                          ADJOURNMENT OF ANNUAL MEETING
                                  (Proposal 4)

         In the event that sufficient votes are not present in person or represented by proxy to vote in favor of the proposed amendment to the Restated Certificate of Incorporation of Bancorp, as amended (Proposal 2), stockholders will be asked to consider and vote upon a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies.


                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Any stockholder proposal intended for inclusion in Bancorp's proxy statement and form of proxy relating to Bancorp's 1997 Annual Meeting must be received by Bancorp's Secretary at Westport Bancorp, Inc., 87 Post Road East, Westport, Connecticut 06880 by December 25, 1996 pursuant to the proxy soliciting rules of the Securities and Exchange Commission. In addition, the Bylaws of Bancorp require that notice of stockholder proposals and nominations for director be delivered to the Secretary of Bancorp not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 70 days prior to the date of such meeting and such meeting is held more than 30 days before or after the corresponding date of the annual meeting held in the preceding year, in which event, Stockholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Notice to the Stockholders shall be deemed to have been given on the date of Bancorp's quarterly report, letter to Stockholders, or other communication to Stockholders disclosing the date of the next annual meeting if the annual meeting is in fact held on that date or within 30 days after that date.

         A Stockholder's notice to the Secretary shall set forth as to each matter that the Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, (ii) the name and address, as they appear on Bancorp's books, of the Stockholder proposing the business, (iii) the class and number of shares of stock of Bancorp of which the Stockholder is the beneficial owner (as that term is defined in the Restated Certificate of Incorporation of Bancorp, as amended), and (iv) any material interest of the Stockholder in such business proposed.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action by the Stockholders at the Annual Meeting. If any other matters are properly presented, however, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

                                            By Order of the Board of Directors



                                            John J. Henchy
                                            Secretary

Westport, Connecticut
April 24, 1996

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REVOCABLE PROXY

                             WESTPORT BANCORP, INC.

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned stockholder of Westport Bancorp, Inc. ("Bancorp") hereby appoints Michael H. Flynn, William L. Gault, and Jay Sherwood, or any of them, with full power of substitution in each, as proxies to cast all votes that the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders of Bancorp (the "Annual Meeting") to be held at The Fairfield County Hunt Club, 174 Long Lots Road, Westport, Connecticut on Thursday, May 16, 1996, at 9:30 a.m., and at any adjournments thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

                         (To Be Signed on Reverse Side.)


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
|X|          Please mark your    |--
             votes as in this                                                                                       |
             example.                                                                                               |
                                                                                                                    |-------




              FOR all nominees       WITHHOLD AUTHORITY
                   listed             to vote for all                                                    FOR   AGAINST    ABSTAIN
               below except as     nominees listed below     2. Approval   and   adoption  of  the
                   marked                                       proposed    amendment    to    the
               to the contrary                                  Restated       Certificate      of       [  ]    [  ]       [  ]
                                                                Incorporation   of   Bancorp,   as
                                                                amended,   to   provide   for  the
1. Election of     [  ]                  [  ]                   elimination       of       certain
   directors.                                                   liabilities    of   directors   in
                                                                accordance with Delaware law.



                                                             3. Ratification  of  the  appointment
                                                                of   Arthur    Andersen   LLP   as
                                                                independent  auditors  of  Bancorp       [  ]     [  ]      [  ]
                                                                for   the   fiscal   year   ending
Nominees: George H. Damman                                      December 31, 1996.
          Michael H. Flynn
          William L. Gault
          Kurt B. Hersher
          William E. Mitchell                                4. Approval  of  proposal to adjourn
          David A. Rosow                                        the  Annual  Meeting  to  permit  the
          William D. Rueckert                                   solicitation of additional proxies in
          Jay Sherwood                                          the event that  sufficient  votes are
                                                                not present in person or  represented
WITHHOLD AUTHORITY                                              by  proxy  to  vote in  favor  of the    [  ]     [  ]      [  ]
to vote for the following nominee(s) only:                      proposed  amendment  to the  Restated
(write the name of the nominee(s) in the                        Certificate   of   Incorporation   of
space below)                                                    Bancorp, as amended.

                                                             5. Upon such  other  business  as may
_________________________________________________________       properly   come   before  the  Annual
                                                                Meeting or any adjournments  thereof,
                                                                as determined by the persons named in
                                                                the  enclosed  proxy  in  their  best
                                                                judgment.

                                                             This proxy, when properly  completed,  will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY
                                                             WILL BE VOTED FOR THE ELECTION OF THE  NOMINEES  FOR DIRECTOR  NAMED IN
                                                             THE PROXY STATEMENT AND ON THIS PROXY, FOR APPROVAL AND ADOPTION OF THE
                                                             PROPOSED  AMENDMENT TO THE RESTATED  CERTIFICATE  OF  INCORPORATION  OF
                                                             BANCORP, AS AMENDED,  FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR
                                                             ANDERSEN  LLP AS  INDEPENDENT  AUDITORS  OF BANCORP FOR THE FISCAL YEAR
                                                             ENDING  DECEMBER 31, 1996, FOR THE ADJOURNMENT OF THE ANNUAL MEETING TO
                                                             PERMIT  THE  SOLICITATION  OF  ADDITIONAL  PROXIES  IN THE  EVENT  THAT
                                                             SUFFICIENT  VOTES ARE NOT PRESENT IN PERSON OR  REPRESENTED BY PROXY TO
                                                             VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO THE RESTATED  CERTIFICATE OF
                                                             INCORPORATION OF BANCORP,  AS AMENDED,  AND IN ACCORDANCE WITH THE BEST
                                                             JUDGMENT OF THE PERSONS  NAMED ON THIS PROXY AS TO OTHER  MATTERS.  The
                                                             undersigned  stockholder may revoke this proxy at any time before it is voted by  delivering  to the  Secretary  of  Bancorp  either a  written revocation of the proxy or a duly executed  proxy bearing a later date, or by  appearing  at the  Annual  Meeting  and  voting in  person.  The undersigned  stockholder hereby  acknowledges  receipt of the Notice of
                                                             Annual Meeting of Stockholders and the Proxy Statement.

Signatures:                                                                         Date:
           --------------------------------------------------------------------          -----------------------------------------
NOTE: Please  date and sign  exactly as name  appears  hereon.  Each  executor, administrator,  trustee, guardian, attorney-in-fact, and other fiduciary should sign and indicate his or her full title.  When stock has been issued in the name of two or more persons, all should sign.

                         If you receive more than one proxy card, please sign and
                                return all cards in the accompanying envelope.

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